UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2024

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601, ext. 133773

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BHLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
Berkshire Bank (“the Bank”), the operating subsidiary of Berkshire Hills Bancorp, Inc. (“the Company”), has sold approximately $46.5 million of Upstart related consumer loans. The loans were sold at a price of 96% of book value, resulting in a $1.9 million net charge-off on the sale.  These loans will be recorded as held for sale in the Company’s September 30, 2024 statement of financial condition. The Company has a remaining balance of approximately $10 million of Upstart related consumer loans (approximately 11 basis points of June 30, 2024 end of period total loans).
During the third quarter of 2024, Berkshire Bank completed the sale of ten of the Bank’s branches in upstate and eastern New York. The sale was made pursuant to definitive agreements entered into on March 4, 2024 with three buyers. The sale consisted of three separate transactions which were completed on schedule during the third quarter.
In the aggregate, the Bank sold approximately $383 million in deposits and $50 million of related residential mortgage and consumer loans, along with all branch premises and equipment. The sale excluded the Bank’s commercial banking business. The balances held for sale reported by the Company at June 30, 2024 totaled $474 million and $55 million for deposits and loans respectively.  The third quarter decrease in deposits sold was due primarily to customers choosing to remain with the Bank and customer activity. In its third quarter financial statements, the Company expects to record approximately $16 million in pre-tax non-operating income ($12 million after-tax) related to the branch sale.
The branch sale was another step in the Bank’s efforts to create efficiencies in its branch network to support investment in its bankers and client experience and improve long-term operating earnings and profitability. The sale concentrates the Bank’s overall geographic footprint and reduces its expense run rate. With the sale of these ten branches, Berkshire’s total branch count was reduced to 83 offices in New England and New York, including 16 offices in its Albany and Rome/Utica markets. The full-time equivalent staff transferred in these three transactions totaled 40 positions. All associated employees were offered employment by the branch buyers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: October 17, 2024	By:	/s/ Wm. Gordon Prescott
Wm. Gordon Prescott Senior Executive Vice President and General Counsel